UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material under Rule 14a-12
HearUSA, Inc.

(Name of Registrant as Specified In Its Charter)
Payment of filing fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

HearUSA, Inc.
1250 Northpoint Parkway
West Palm Beach, Florida 33407
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To be held on May 8, 2006
The Annual Meeting of Stockholders of HearUSA, Inc. (the “Company”) will be held on Monday, May 8, 2006 at 9:00 a.m. local time at The Crowne Plaza located at 1601 Belvedere Road, West Palm Beach, Florida 33406, for the following purposes:

1.	To elect seven directors of the Company, each to hold office until the next Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or as otherwise provided by law; and

2.	To consider such other matters as may properly come before the Annual Meeting.
Only stockholders of record as shown on the books of the Company at the close of business on March 24, 2006, the record date fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournments thereof. The voting rights of the stockholders are described in the accompanying proxy statement.

By order of the Board of Directors,

Denise Pottlitzer
Secretary & VP of Reporting & Compliance
April 7, 2006
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET. INSTRUCTIONS FOR USING THESE SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD.

HearUSA, Inc.
1250 Northpoint Parkway
West Palm Beach, Florida 33407
PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
To be held on May 8, 2006
      This Proxy Statement with the accompanying proxy card is being mailed or given to stockholders commencing on or about April 7, 2006, in connection with the solicitation of proxies by the Board of Directors of HearUSA, Inc. (the “Company”) to be used at the 2006 Annual Meeting of Stockholders of the Company to be held at The Crowne Plaza, 1601 Belvedere Road, West Palm Beach, Florida, on Monday, May 8, 2006 at 9:00 a.m. local time and any adjournments thereof.
      The Company’s principal executive offices are located at 1250 Northpoint Parkway, West Palm Beach, Florida 33407.
Voting at Meeting
      The record date for the Annual Meeting is March 24, 2006. Holders of shares of the Company’s common stock, par value $.10 per share (“Common Stock”), and holders of exchangeable shares (“Exchangeable Shares”) of HEARx Canada, Inc., a subsidiary of the Company, as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date, and Computershare Trust Company of Canada (the “Trustee”), the holder of the Company’s Special Voting Preferred Stock, is entitled to one vote for each Exchangeable Share outstanding as of the record date. Votes cast with respect to the Exchangeable Shares will be voted through the Special Voting Preferred Stock by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting.
      As of the record date, there were issued and outstanding 31,379,538 shares of Common Stock, one share of the Company’s Special Voting Preferred Stock and 780,358 Exchangeable Shares (excluding Exchangeable Shares owned by the Company and its subsidiaries). Each Exchangeable Share is exchangeable at any time, at the option of the holder, for one share of the Company’s Common Stock. The holders of a majority of the shares of Common Stock and Exchangeable Shares entitled to vote as of the record date present in person or by proxy will constitute a quorum at the meeting. Under the Delaware General Corporation Law, any stockholder who submits a proxy and abstains from voting on a particular matter described herein will still be counted for purposes of determining a quorum. Broker non-votes will be treated as not represented at the meeting as to any matter for which a non-vote is indicated on the broker’s proxy.
Proxy Procedure
      Stockholders of record (stockholders who hold their shares in their own name) can vote any one of three ways:

(1)	By Mail: If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented thereby will be voted in accordance with the stockholder’s directions or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors as specified in this proxy statement. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder.

(2)	By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

(3)	By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and Internet access charges.
      If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU SHOULD NOT RETURN YOUR PROXY CARD.
      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted in accordance with your instructions. Telephone and Internet voting also will be offered to stockholders owning shares through most banks and brokers.
      Any stockholder voting by written proxy by mail may revoke that proxy at any time prior to the voting thereof either by delivering written notice to the Secretary of the Company or by voting in person at the meeting. If you voted by telephone or the Internet, you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.
      If you hold Exchangeable Shares and you wish to direct the Trustee to cast the votes represented by your Exchangeable Shares attached to the Special Voting Preferred Stock on your behalf, you should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner of revoking the proxy.
Proxy Solicitation
      All costs of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of the officers and regular employees of the Company (who will receive no compensation therefore in addition to their regular salaries) to solicit proxies personally and by telephone. The Company will request banks, brokers, custodians, nominees and fiduciaries to forward copies of the proxy solicitation materials to beneficial owners and to request authority for the execution of proxies. The Company will reimburse such persons or entities for their expenses in doing so.
ELECTION OF DIRECTORS
      Seven directors of the Company are to be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or as otherwise provided by the Company’s Amended and Restated Bylaws or by Delaware law.
      The Board of Directors has nominated the seven persons named below for election as directors, all of whom are presently serving as such. It is intended that the shares represented by the enclosed proxy will be voted for the election of these seven nominees (unless such authority is withheld by a stockholder). In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the Board of Directors.

      The nominees for election as directors are as follows:

	Director	Position with the
Name and Age	Since	Company

Paul A. Brown (68)	1986	Chairman of the Board
Stephen J. Hansbrough (58)	1997	Chief Executive Officer
Thomas W. Archibald (67)	1993	Director
David J. McLachlan (67)	1986	Director
Joseph L. Gitterman III (70)	1997	Director
Michel Labadie (52)	2002	Director
Bruce N. Bagni (61)	2005	Director
      Paul A. Brown, M.D. holds an A.B. from Harvard College and an M.D. from Tufts University School of Medicine. Dr. Brown founded HearUSA in 1986 and has served as Chairman of the Board since that time and Chief Executive Officer until July 2002. From 1970 to 1984, Dr. Brown was Chairman of the Board and Chief Executive Officer of MetPath Inc. (“MetPath”), a New Jersey-based corporation offering a full range of clinical laboratory services to physicians and hospitals, which he founded in 1967 while a resident in pathology at Columbia Presbyterian Medical Center in New York City. MetPath developed into the largest clinical laboratory in the world with over 3,000 employees and was listed on the American Stock Exchange prior to being sold to Corning in 1982 for $140 million. Dr. Brown is formerly Chairman of the Board of Overseers of Tufts University School of Medicine, an Emeritus member of the Board of Trustees of Tufts University, a past member of the Visiting Committee of Boston University School of Medicine and currently is a part-time lecturer in pathology and member of the Visiting Community at Columbia University College of Physicians and Surgeons.
      Stephen J. Hansbrough, Chief Executive Officer and Director, was formerly the Senior Vice President of Dart Drug Corporation and was instrumental in starting their affiliated group of companies (Crown Books and Trak Auto). These companies along with Dart Drug Stores had over 400 retail locations, generated approximately $550 million in annual revenues and employed over 3,000 people. Mr. Hansbrough subsequently became Chairman and CEO of Dart Drug Stores with annual revenues in excess of $250 million. After leaving Dart, Mr. Hansbrough was an independent consultant specializing in turnaround and start-up operations, primarily in the retail field, until he joined HearUSA in December 1993.
      Thomas W. Archibald attended the London School of Economics and received a B.A. degree in economics from Denison University and a Juris Doctor degree from the Ohio State University Law School. He retired from the Bank of New York in 1995, where he served as Executive Vice President of the Personal Trust Sector. He held the position Executive Vice President of the Institutional Trust Sector at Irving Trust Company when it merged with The Bank of New York in 1988. Mr. Archibald is a past Director of Group Health Incorporated, the only not-for-profit health insurance carrier chartered to operate throughout New York State.
      David J. McLachlan is the former Executive Vice President and Chief Financial Officer of Genzyme Corporation, a biotechnology company, from 1989 to 1999 and a senior advisor to Genzyme’s chairman and chief executive officer through June 2004. Currently he serves as a Director of Dyax Corp., a biotechnology company and Skyworks Solutions, Inc., a manufacturer of analog, mixed signal and digital semiconductors for mobile communications. He is a graduate of Harvard Business School and Harvard College.
      Joseph L. Gitterman, III is the manager of the EIP Group, an investing, trading and consulting firm that he founded in 1994. Until 1994, he was a Senior Managing Director of LaBranche & Co. He was a member of the New York Stock Exchange for over thirty years and was appointed a Governor in 1986. At the New York Stock Exchange, he served on more than fourteen committees, serving as chairman of many of them. He is director of Intrepid International, Custom Data Services and the Daylight Company. He also serves on numerous not for profit boards.
      Michel Labadie, B.Sc., M.Sc., MBA. Mr. Labadie was a Director of Helix Hearing Care of America Corp before the combination with HearUSA, Inc. He currently is President and Chief Executive Officer of Les Pros de la Photo (Quebec) Inc., the largest photo finishing company in Canada, and has been since 1992. He has also spent several years working as the head of the Venture Capital, Portfolio Management and Mergers and Acquisition Departments of a major financial institution. He currently serves as a director for several public and private non-US companies.
      Bruce N. Bagni, holds a Bachelor of Arts degree from the University of Southern California, a Juris Doctor degree from Indiana University (Indianapolis) and a Masters of Law degree from Columbia University. Mr. Bagni retired from Blue Cross Blue Shield of Florida in the end of 2004 where he was Senior Vice President for Public Affairs, General Counsel and Corporate Secretary. He was a member of the Office of the CEO, which developed corporate strategy and provided overall management and leadership for the enterprise. Before joining Blue Cross Blue Shield of Florida in early 1992 he was employed for six years by UNUM Life Insurance Company, a large national and international disability and life insurer, serving primarily in legal roles, including Vice President and Chief Counsel. He is currently involved in various business ventures and charitable activities.
      There are no family relationships between or among any directors or executive officers of the Company.
Vote Required
      The seven director nominees receiving the greatest number of votes of the Common Stock and the Special Voting Preferred Stock represented at the meeting (in person or by proxy) will be elected directors assuming a quorum is present at the meeting. All shares of Common Stock and the share of Special Voting Preferred Stock represented by valid proxies will be voted in accordance with the instructions contained therein. Shares of Common Stock represented by proxies that are marked “without authority” with respect to the election of one or more nominees for director and broker non-votes will have no effect on the outcome of the election. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee through the Special Voting Preferred Stock in accordance with those instructions. If no instructions are received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY
Board of Directors and Committees of the Board
Board of Directors
      The Board of Directors has determined that the following directors, constituting a majority of the Board, are “independent” as defined by the American Stock Exchange listing standards: Messrs. Archibald, McLachlan, Gitterman, Labadie and Bagni.
      The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at www.hearusa.com (select “Investors” then the desired committee charter). All committee members are appointed by the Board of Directors. The membership and the function of each committee are described below.

      There were seven meetings of the Board of Directors during the fiscal year ended December 31, 2005. All of the directors attended at least 75% of the aggregate number of the meetings held by the Board of Directors and its respective committees on which they served during the fiscal year. Directors are encouraged, but not required to attend annual meetings of stockholders. Two of the Company’s directors attended the 2005 Annual Meeting of Stockholders.
      During 2005, the Company paid each non-employee director a meeting fee of $1,000 for each in person meeting of the Board that they attended and a fee of $500 for each telephonic Board or special committee meeting in which they participated. For each committee meeting the Company pays $500 ($250 if held by telephone). Each committee chair is paid an annual amount of $3,000 except that the Audit Committee Chairman is paid an amount of $4,000. In addition, the Company paid each non-employee director an annual retainer fee of $15,000 upon re-election to the Board. During 2006, the Company will pay each non-employee director an annual retainer of $17,500, $1,300 for each Board meeting attended and $650 for each committee meeting attended. The committee chair annual amounts will not change from 2005. The Company reimburses directors for their out-of-pocket expenses for attendance at meetings of the Board.
      Stockholders may send communications directly to the Board of Directors by mail to the attention of Presiding Director of the Board’s non-management directors HearUSA, Inc., 1250 Northpoint Parkway, West Palm Beach, Florida 33407, or by e-mail to PresidingDirector@hearusa.com. Currently Mr. McLachlan is serving as the Presiding Director.
Audit Committee
      During 2005, the Audit Committee was comprised of Messrs. Archibald, Gitterman, Labadie, McLachlan and Bagni, all of whom are “independent” as defined by the American Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and Mr. McLachlan is an “audit committee financial expert” within the meaning of the rules and regulations adopted by the Securities and Exchange Commission. The Audit Committee met four times during fiscal 2005.
      The principal functions of the Audit Committee are to oversee the audit of the Company’s financial statements provided to the Securities and Exchange Commission, the Company’s shareholders and the general public; the Company’s internal financial accounting processes and controls; the Company’s disclosure controls and procedures; and the independent audit process.
Compensation Committee
      During 2005, the Compensation Committee was comprised of Messrs. Archibald, Gitterman, Labadie, McLachlan and Bagni, all of whom are “independent” as defined by the American Stock Exchange listing standards. The Compensation Committee met five times during the 2005 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation. Its primary duties and responsibilities are the overall design, approval and implementation of the executive compensation plans, policies and programs for directors, officers and other key executives of the Company.
Nominating and Corporate Governance Committee
      During 2005, the Nominating and Corporate Governance Committee was comprised of Messrs. Archibald, Gitterman, Labadie, McLachlan and Bagni, all of whom are independent” as defined by the American Stock Exchange listing standards. The Nominating and Corporate Governance Committee met twice during fiscal year 2005. The principal functions of the Nominating and Corporate Governance Committee are to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders, candidates to fill vacancies on the Board and directors to be appointed to Board committees. In addition, the Nominating and Governance

Committee develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and the Company and oversees the effectiveness of the Company’s corporate governance in accordance with these guidelines. This Committee also oversees the process of evaluations of the Board, its committees and executive management of the Company.
Director Nominating Process
      The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board director nominees for the next annual meeting of shareholders and candidates to fill vacancies on the Board.
      The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members. The Committee may also use outside consultants to identify potential directors. Additionally, in selecting nominees for directors, the Committee will review candidates recommended by stockholders using the same general criteria as other candidates. Any stockholder wishing to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures set forth below.
      Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, which include among others things, considerations of judgment, specific business experience, independence (for purposes of the American Stock Exchange and SEC rules) and skills (such as understanding of technology, finance and marketing and healthcare), all in the context of an assessment of the perceived needs of the Board at the time.
      Upon completion of this evaluation and interview process, the Committee makes a recommendation to the full Board as to whether the candidate should be nominated by the Board and the Board determines whether to approve the nominee after considering the recommendation and report to the Committee.
      Stockholders may recommend director nominee candidates by sending the following information to Nominating Committee Chairman, HearUSA, Inc., 1250 Northpoint Parkway, West Palm Beach, Florida, 33407: stockholder’s name, number of shares owned, length of period held, and proof of ownership; name, age and address of candidate; candidate’s detailed resume; description of any arrangements or understandings between the stockholder and the candidate; and signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.
      If a stockholder seeks to nominate a candidate for election at the 2007 annual meeting of stockholders, the stockholder must follow the procedures described under the “Stockholder Proposals” below.
Code of Ethics
      The Board of Directors has adopted a Code of Ethics applicable to all the Company’s directors, officers and employees, a copy of which is available on the Company’s website at www.hearusa.com.

Audit Committee Report
      We have met and held discussions with the Company’s management and with the Company’s independent accountants, BDO Seidman, LLP. We have reviewed and discussed the audited consolidated financial statements of HearUSA, Inc. for the 2005 fiscal year with the Company’s management. We discussed with BDO Seidman, LLP matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61.
      BDO Seidman, LLP also provided to us the written disclosures regarding their independence required by Independence Standards Board Standard No. 1, and we discussed with BDO Seidman, LLP their independence.
      Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2005 be included in HearUSA, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission.

David J. McLachlan, Chairman
Joseph L. Gitterman, III
Thomas W. Archibald
Michel Labadie
Bruce N. Bagni

Executive Compensation
      The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Company during the 2005, 2004 and 2003 fiscal years of those persons who were at fiscal year-end 2005 (i) the Chief Executive Officer and (ii) the other executive officers whose salary and bonus exceeded $100,000 (these four persons are collectively referred to herein as the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-term
				Compensation
		Salary	Bonus	Options
Name and Principal Position	Year	($)	($)	(#)

Paul A. Brown, M.D.	2005	240,000	-0-	—
Chairman	2004	240,000	-0-	200,000
	2003	240,000	-0-	200,000

Stephen J. Hansbrough	2005	304,000	-0-	—
Chief Executive Officer	2004	298,000	-0-	400,000
	2003	250,000	-0-	250,000

Gino Chouinard	2005	208,000	-0-	50,000
Executive Vice President	2004	177,000	-0-	350,000
Chief Financial Officer	2003	150,000	-0-	200,000

Kenneth Schofield(1)	2005	206,000	-0-	50,000
Chief Operating Officer	2004	155,000	-0-	350,000

(1)	Mr. Schofield became an executive officer of the Company in August 2004.
Employment Agreements
      The Company has entered into employment agreements with Dr. Paul A. Brown, Chairman of the Board, Stephen J. Hansbrough, President and Chief Executive Officer, Gino Chouinard, Executive Vice President and Chief Financial Officer, and Kenneth Schofield, Chief Operating Officer. The term of the agreements for each of Dr. Brown and Mr. Hansbrough is five years. The term of the agreements for each of Mr. Chouinard and Mr. Schofield is three years. Each of the employment agreements provides that the executive will be entitled to receive base compensation, to be reviewed and adjusted in the discretion of the Committee (usually on an annual basis), and performance bonuses, at the discretion of the Compensation Committee, and to participate in and receive benefits under the Company’s welfare benefit and similar employee benefit plans generally made available by the Company to other key employees.
      The agreements contemplate severance payments in the event of termination without cause, non-renewal at the end of the term or termination by the executive for good reason after a change in control. The severance payments in the case of Dr. Brown and Mr. Hansbrough are in an amount equal to three times base salary and in the case of Mr. Chouinard and Mr. Schofield in an amount equal to two times base salary. In addition, on such termination, all outstanding and unvested options would accelerate and the Company would be liable to continue to provide benefits to the executives for a period of three years for Dr. Brown and Mr. Hansbrough and for a period of two years for Messrs. Chouinard and Schofield.

      In the event of the executive’s death or termination because of disability, all then outstanding options and similar rights shall become fully vested and the executive or his legal representatives may exercise such rights for a one year period following the executive’s death or termination for disability.
      The agreements provide for “gross up” payments to the executive to cover the executive’s incremental tax liabilities in the event payments made under the agreements are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.
Option Grants in Last Fiscal Year
      The following table sets forth information with respect to the grants of options to the Named Executive Officers during the fiscal year ended December 31, 2005:

Potential
	Number				Realizable Value at
	of				Assumed Annual
	Shares	Percent of			Rates of Stock
	Underlying	Total Options			Price Appreciation
	Options	Granted to	Exercise		For Option Term(1)
	Granted	Employees in	Price	Expiration
Name	(#)	Fiscal Year	($/Share)	Date	5%	10%

Dr. Paul A. Brown	—	—	—	—	—	—

Stephen J. Hansbrough	—	—	—	—	—	—

Gino Chouinard	50,000	13.80%	$1.79	5/09/2015	$56,287	$142,640

Kenneth Schofield	50,000	13.80%	$1.79	5/09/2015	$56,287	$142,640

(1)	These columns are the result of calculations at the 5% and 10% rates set by the SEC rules for disclosure purposes. They are not intended to forecast possible future appreciation in the common stock price, if any.
Option Exercises in Last Fiscal Year and Aggregated Fiscal Year End Option Values
      The following table sets forth certain information with respect to stock option exercises and unexpired stock options granted in fiscal years prior to 2005 and held by the Named Executive Officers as of the end of fiscal 2005:

Number of
	Shares		Shares Underlying	Value of Unexercised
	Acquired	Value	Unexercised Options	In-the-Money Options at
	On Exercise	Realized	Fiscal Year-End	Fiscal Year-End
	(#)	($)	(#)	($)

			Exercisable/	Exercisable/
Name			Unexercisable	Unexercisable

Paul A. Brown, M.D.	-0-	-0-	150,000/250,000	$102,500/$105,500

Stephen J. Hansbrough	-0-	-0-	542,502/425,000	$306,250/$135,250

Gino Chouinard	-0-	-0-	262,095/412,500	$103,625/$108,875

Kenneth Schofield	-0-	-0-	247,500/387,500	$97,625/$83,625

Report of the Compensation Committee
      The Compensation Committee is comprised entirely of independent directors and has the responsibility for reviewing and approving changes to the Company’s executive compensation programs. The Compensation Committee approves all compensation payments to the Chief Executive Officer and other named executive officers.
      The Compensation Committee uses salary and bonus compensation to reward current and past performance while using stock options to provide incentives for long-term performance. In 2005, no bonus compensation was awarded because the financial objectives set by the Compensation Committee for such bonuses were not met. To establish compensation for the Company’s executive officers in 2005, including the CEO, the Compensation Committee used subjective performance evaluations, compensation statistics of similar sized health care organizations and, with respect to executive officers other than Mr. Hansbrough, the salary recommendations of Mr. Hansbrough. The Compensation Committee will continue to review the base salaries of the named executive officers to ensure salaries continue to reflect market practices and take into account performance, experience and retention value.

COMPENSATION COMMITTEE:

Thomas W. Archibald, Chairman
David McLachlan
Joseph L. Gitterman, III
Michel Labadie
Bruce N. Bagni
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on review of copies of reports furnished to the Company, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its executive officers and directors were made on a timely basis.

Common Stock Performance
      The Common Stock is traded on the American Stock Exchange. The closing price of the Common Stock at December 31, 2005 was $1.36 per share. As part of the executive compensation information presented in the proxy statement, the Securities and Exchange Commission requires a five-year comparison of the stock performance for the Company with stock performance of other companies. For comparison purposes the Company has selected each of the AMEX Market Value (U.S.) Index and a Peer Group. The graph below reflects all comparison indexes and depicts a comparison of five-year cumulative total returns for each of the Company, the AMEX Market Value (U.S.) and a Peer Group. The Peer Group was prepared by Research Data Group, Inc. and is composed of approximately 76 companies that were former members of the JP Morgan H&Q Healthcare (excluding biotechnology) Index. Specific information regarding the companies comprising the Peer Group will be provided to any stockholder upon request to the Secretary of the Company.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG HEARUSA, INC., THE AMEX MARKET VALUE (U.S.) INDEX
AND A PEER GROUP

*	$100 invested on 12/31/00 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
      The following table sets forth, as of March 20, 2006 the names of all persons known by the Company to be beneficial owners of more than five percent of the Common Stock. As of March 20, 2006, there were 31,379,538 shares of Common Stock and 780,358 Exchangeable Shares issued and outstanding.

		Amount and Nature
Title of	Name and Address of	Of Beneficial		Percent of
Class	Beneficial Owner	Ownership		Class

Common Stock	Paul A. Brown, M.D.	2,515,000	(1)	7.71%
	1250 Northpoint Parkway
	West Palm Beach, Fl 33407

Common Stock	Michel Labadie	2,404,468	(2)	7.43%
	90, Beaubien Street West
	Montreal, Quebec
	Canada, H2S 1V6

Common Stock	Pierre Bourgie	1,721,586	(3)	5.33%
	1980 Rene Levesque Quest
	Montreal, QC
	Canada, H3H 1R6

(1)	Includes 200,000 shares of Common Stock subject to options and 240,000 shares of common stock subject to warrants acquired as part of private placements which are currently exercisable (or exercisable within 60 days).

(2)	See also note 3. Includes 1,485,540 shares of Common Stock held by Les Partenaires de Montréal, s.e.c. Michel Labadie is a director of Les Partenaires de Montréal Inc., general partner for Les Partenaires de Montréal, s.e.c. Also includes 733,928 shares plus 160,000 shares which may be acquired upon the exercise of warrants by held by Gestion Fremican Inc. Michel Labadie is a shareholder and director of Gestion Fremican, Inc. Also includes 25,000 shares of Common Stock issuable to Mr. Labadie upon the exercise of options, which are currently exercisable.

(3)	See also note 2. Includes 1,485,540 shares of Common Stock held by Les Partenaires de Montréal, s.e.c. Pierre Bourgie is a director of Les Partenaires de Montréal Inc., general partner for Les Partenaires de Montréal, s.e.c. Also includes 76,046 shares plus 160,000 shares which may be acquired upon the exercise of warrants held by 175778 Canada Inc. Pierre Bourgie is a shareholder and director of 175778 Canada Inc.

Security Ownership of Management
      The following table sets forth, as of March 20, 2006 the number of shares of Common Stock owned beneficially by each director, each Named Executive Officer and all directors and executive officers as a group.

	Amount and Nature of		Percent of
Name	Beneficial Ownership		Class(*)

Paul A. Brown, M.D.	2,515,000	(1)	7.73%
Stephen J. Hansbrough	708,002	(2)	2.16%
Gino Chouinard	337,095	(3)	1.04%
Kenneth Schofield	310,000	(4)	*
David J. McLachlan	196,545	(5)	*
Thomas W. Archibald	237,100	(6)	*
Joseph L. Gitterman III	334,764	(7)	*
Michel Labadie	2,404,468	(8)	7.43%
Bruce Bagni	—		*
All directors and executive officers as a group	7,042,974	(9)	20.54%
(9 persons)

(1)	Includes 200,000 shares of Common Stock subject to options and 240,000 shares of Common Stock subject to warrants to acquired as part of private placements, which are currently exercisable (or exercisable within 60 days).

(2)	Includes 605,002 employee stock options which are currently exercisable (or exercisable within 60 days).

(3)	Includes 337,095 employee stock options which are currently exercisable (or exercisable within 60 days).

(4)	Includes 310,000 employee stock options which are currently exercisable (or exercisable with 60 days).

(5)	Includes 32,500 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable.

(6)	Includes 32,500 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable.

(7)	Includes 29,500 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable.

(8)	Includes 1,485,540 shares of Common Stock held by Les Partenaires de Montréal, s.e.c. Michel Labadie is a director of Les Partenaires de Montréal Inc., general partner for Les Partenaires de Montréal, s.e.c. Also includes 733,928 shares plus 160,000 shares of which may be acquired on the exercise of warrants held by Gestion Fremican Inc. Michel Labadie is a shareholder and director of Gestion Fremican, Inc. Also includes 25,000 shares of Common Stock issuable to Mr. Labadie upon the exercise of options which are currently exercisable.

(9)	Includes 1,971,597 shares of Common Stock issuable upon the exercise of options and warrants, which are currently exercisable (or exercisable within 60 days).

*	Less than one percent of class calculated as a percentage of issued and outstanding Common Stock and Exchangeable Shares as of March 20, 2006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES AND FEES
      The Board of Directors has reappointed BDO Seidman, LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year 2005. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Stockholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.
      Aggregate fees for professional services rendered for the Company by BDO Seidman, LLP for the years ended December 31, 2005 and December 25, 2004, were as follows:

	2005	2004

Audit fees	$324,000	$286,625
Audit related fees	50,800	31,500
Tax fees	60,550	79,100
All other fees	0	0

Total	$435,350	$397,225
      Audit fees consisted principally of professional services rendered by BDO Seidman, LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2005 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year.
      Audit-related fees consisted principally of professional services rendered for the audits of the Company’s employee benefit plans and various accounting consultations.
      Tax fees consisted of services rendered in connection with the preparation and review of federal, state, local, franchise and other tax returns and consultations as to the tax treatment of transactions or events and the actual and/or potential impact of final or proposed tax laws, rules, regulations or interpretations by tax authorities.
      The Company’s Audit Committee has considered whether the non-audit services provided by the Company’s auditors in connection with the year ended December 31, 2005 were compatible with the auditor’s independence.
      The Company has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and non-audit services performed by the Company’s independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while others require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee.
STOCKHOLDER PROPOSALS
      Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2007 annual meeting of stockholders must be received by us no later than December 9, 2006 for inclusion, if appropriate, in the Company’s proxy statement and form of proxy for that meeting.
      In order for a stockholder to nominate a candidate for election as a director at the 2007 annual meeting of stockholders, a stockholder must provide timely notice of the nomination. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary of the 2006 annual meeting of stockholders. The stockholder must include information about the nominee, such as his or her name, address and occupation, all as provided by the Company’s Amended and Restated Bylaws.
      In order for a stockholder to bring any other business before the 2007 annual meeting of stockholders, the stockholder must provide advance notice as provided in the Amended and

Restated Bylaws in respect of such proposal. The notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the 2006 annual meeting of stockholders. These time limits apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by the Company’s designated proxies. The notice must contain specific information as prescribed by the Company’s Amended and Restated Bylaws. These requirements are separate from and in addition to those requirements imposed by the federal securities laws concerning inclusion of a stockholder proposal in the proxy statement and form of proxy for the meeting.
      In each case, the notice must be given to the Company’s Secretary at the Company’s principal offices, 1250 Northpoint Parkway, West Palm Beach, Florida 33407. Any stockholder desiring a copy of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws will be furnished a copy without charge upon written request to the Company’s Secretary.
OTHER MATTERS
      As of the date hereof, the Board of Directors knows of no other matters which are likely to be presented for consideration at the meeting. In the event any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their best judgment.

ANNUAL MEETING OF STOCKHOLDERS OF
HearUSA, Inc.

May 8, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The election of the following nominees as directors of the Company.				2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments thereof.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Paul A. Brown, M.D.
		¡	Stephen J. Hansbrough		PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡ ¡ ¡	Thomas W. Archibald David J. McLachlan Joseph L. Gitterman III Michel Labadie Bruce Bagni		REPLY ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HEARUSA, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 8, 2006
      The undersigned stockholder(s) of HearUSA, Inc. ("Company") hereby appoint(s) Paul A. Brown, M.D. and Stephen J. Hansbrough, and each of them, with full power of substitution in each, proxies to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held in West Palm Beach, Florida on Monday, May 8, 2006 at 9:00 A.M. Eastern Time, and any and all adjournments thereof, on the following matters.
      THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.
(Continued and to be signed on the reverse side)

COMMENTS:

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
HearUSA, Inc.
May 8, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of the following nominees as directors of the Company.					2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments thereof.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Paul A. Brown, M.D.
		¡	Stephen J. Hansbrough		PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡ ¡ ¡	Thomas W. Archibald David J. McLachlan Joseph L. Gitterman III Michel Labadie Bruce Bagni		ENCLOSED REPLY ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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